EXHIBIT 32

Certification of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002

In connection with the Quarterly Report of Solera National Bancorp, Inc. (the “Company”) on Form 10−QSB for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul M. Ferguson, President of the Company, and I, Robert J. Fenton, Vice President, Secretary, & Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002 and in connection with this quarterly report on Form 10−QSB, that we have reviewed the Form 10−QSB and that to the best of our knowledge:

1. The Report fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations as of the date and for the periods covered by the Report.

Date: May 10, 2007	/s/ Paul M. Ferguson
Paul M. Ferguson
President
(Principal Executive Officer)

/s/ Robert J. Fenton
Robert J. Fenton
Vice President, Secretary & Treasurer
(Principal accounting and chief financial officer)

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